Exhibit 99.1

Novo Integrated Sciences Signs Memorandum of Understanding with Boditech Med, a Global Point-of-Care Testing Leader, to Market and Distribute in North America

BELLEVUE, Wash., March 29, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, today announced the signing of a memorandum of understanding with Boditech Med, a global point-of-care testing leader (“Boditech”), for a marketing and distribution partnership for the launch and deployment of Boditech Med’s in-vitro diagnostic solutions and technology in North America.

Founded in South Korea in 1998, Boditech markets and sells more than 90 biomarker products in 120 countries. Boditech offers highly reliable in-vitro diagnostic solutions that empower clinicians and patients to improve health through quick and reliable tests, available anywhere and anytime. Along with venous blood and plasma testing, Boditech’s product line includes technologies that enable accurate, thorough capillary blood tests, based on a small amount of blood from a finger prick. Boditech also produces COVID-19 antibody and over-the-counter rapid antigen tests.

Boditech recently announced plans to open a manufacturing site in Miami, Florida and is currently seeking approvals from the U.S. Food and Drug Administration for several diagnostic solutions in cardiac, cancer, hormone, infectious disease, and other therapeutic areas. Boditech intends to bring lower-cost, rapid testing that covers many critical areas of medicine, from cardiac health to cancer, to North America.

Robert Mattacchione, Novo’s CEO and Board Chairman, commented, “On March 23, 2022, Novo announced it had entered into a purchase agreement to acquire Clinical Consultants International LLC (“CCI”), a global consulting firm specializing in providing value-added services for multiple sectors of the medical industry. One of the many benefits CCI offers Novo is CCI’s portfolio of leading multi-national healthcare clients, assisting each through clinical and regulatory development as well as entrance into new markets. Boditech is one such CCI client. I want to thank both Dr. Joseph Chalil, for his many years of leadership of CCI and for introducing Boditech to Novo, along with Eui-Yul Choi, Boditech’s co-founder and CEO, for selecting Novo to provide Boditech with the ecosystem and the platform to quickly and efficiently market and distribute Boditech’s in-vitro diagnostic solutions in North America. With Boditech’s planned expansion into North America, together we will improve the health and safety of patients and the effectiveness and workflow of clinicians.”

Dr. Choi stated, “Diagnostic testing in North America remains a critical issue for patients, many times taking up to an astounding three days to get test results. Our proven technology is more cost effective with actionable results in as little as 12 to 15 minutes. We recently announced our intention to establish manufacturing capabilities in Miami, Florida and today are pleased to have identified our marketing and distribution partner, Novo Integrated Sciences, for the deployment of our technology in North America.”

About Boditech Med

Boditech Med is a global leader in point-of-care testing with a decades-long track record of improving health and quality of life through innovative in-vitro diagnostic solutions. Since its launch in 1998, Boditech has developed 85 biomarkers, which support capillary blood, venous blood, and plasma testing, to meet customers’ evolving needs. Listed as a public company on the KOSDAQ, Boditech’s products aid patients and clinicians in 120 countries.

Learn more about Boditech Med and how its in-vitro diagnostic are improving health worldwide, please visit https://www.boditech.co.kr/en

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact

Novo Integrated Sciences

Chris David, COO-President

chris.david@novointegrated.com

(888) 512-1195